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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : July 9, 2007
LEVITT CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC873(6-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events.
     As previously reported, Levitt Corporation (“Levitt”) entered into a definitive merger agreement, dated as of January 30, 2007 (the “Merger Agreement”), with BFC Financial Corporation (“BFC”) which, if the transactions contemplated by such agreement are consummated, will result in Levitt becoming a wholly-owned subsidiary of BFC (the “Merger”). BFC currently owns all of Levitt’s Class B Common Stock and approximately 11% of Levitt’s Class A Common Stock. If the Merger is consummated, holders of Levitt’s Class A Common Stock other than BFC will receive 2.27 shares of BFC’s Class A Common Stock (subject to adjustment pursuant to the terms of the Merger Agreement) for each share of Levitt’s Class A Common Stock they hold at the effective time of the Merger and cash in lieu of any fractional shares of BFC’s Class A Common Stock. The shares of Levitt’s common stock held by BFC will be cancelled in the Merger.
     Certain unaudited pro forma financial information with respect to the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference. The unaudited pro forma financial information includes estimated adjustments based on currently available information which are subject to updates as additional information becomes available and as additional analyses are performed, and the final adjustments may be materially different from the unaudited pro forma adjustments presented herein. The unaudited pro forma financial information does not attempt to predict or suggest future results for BFC following the merger nor does it necessarily reflect what the historical results of BFC would have been had Levitt been its wholly-owned subsidiary during the periods presented. The pro forma financial information provided supercedes previously filed information. You should note that, at this time, subject to further review, real estate held for development and sale was excluded from the allocation of the purchase price adjustment of negative goodwill in the Unaudited Pro Forma Condensed Combined Balance Sheet. You should further note that discontinued operations are excluded from the Unaudited Pro Forma Condensed Combined Statement of Operations.
Additional Information and Where to Find it
     Levitt and BFC intend to file a definitive joint proxy statement and related materials concerning the Merger and furnish the definitive joint proxy statement to their respective shareholders. Shareholders of Levitt and BFC are advised to read the joint proxy statement and other relevant documents when they are finalized and distributed because they will contain important information. Shareholders of Levitt and BFC will be able to obtain a free-of-charge copy of the joint proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of Levitt and BFC will also be able to obtain a free-of-charge copy of the joint proxy statement and other relevant documents (when available) by directing a request to Levitt Corporation, Corporate Secretary, 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309, (954) 958-1800l; or to BFC Financial Corporation, Corporate Secretary, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, (954) 940-4900.
Participants in the Solicitation
     Levitt, BFC and certain of their directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the Merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the joint proxy statement relating to the Merger. Additional information concerning Levitt’s and BFC’s directors and executive officers is set forth in their respective proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          Exhibit 99.1 Unaudited Pro Forma Condensed Combined Financial Data.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2007	LEVITT CORPORATION
	By:	/s/ George P. Scanlon
	Name:	George P. Scanlon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Data.

5